EXHIBIT 10.21

LONG-TERM PERFORMANCE AWARD AGREEMENT

KIRBY CORPORATION

2005 STOCK AND INCENTIVE PLAN

Kirby Corporation (the “Company”) hereby grants to the Participant named below this Long-Term Performance Award (this “Award”) pursuant to the 2005 Stock and Incentive Plan of the Company (the “Plan”). This Award is in all respects subject to the definitions, terms, conditions and limitations contained in the Plan, which is incorporated herein by reference, and this Long-Term Performance Award Agreement (this “Agreement”).

Participant:	[•]

Date of Grant:	[•]

Target Award Amount:	$[•]

Performance Period:	January 1, 2025, through December 31, 2027

Vesting Date:

The earlier of (a) December 31, 2027 or (b) the date on which this Award vests pursuant to the terms of a written change of control agreement (or similar written agreement) between the Company and the Participant (a “Change in Control Agreement”), if applicable.

Performance Objectives:	See Exhibit A attached hereto.

Payment Date:	Within sixty (60) days following the Vesting Date.

Terms of Agreement

1. Grant of Award. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant, as of the Date of Grant set forth above, the opportunity to receive a cash payment (the “Performance Award”), with the amount of the Performance Award ranging from zero percent (0%) and two hundred percent (200%) of the Target Award Amount depending on achievement of the Performance Objectives set forth in the attached Exhibit A for the Performance Period, as determined by the Committee.

2. Vesting.

(a) General. The Performance Award (if any) earned for the Performance Period shall vest on the Vesting Date, provided that the Participant shall have remained in the continuous employ of the Company or a Subsidiary from the Date of Grant through the Vesting Date. This Award and the Participant’s right to receive any payment hereunder shall be forfeited and cancelled automatically without further action or notice (i) upon termination of the

Participant’s continuous employment with the Company and its Subsidiaries prior to the Vesting Date, except as provided in Section 2(b) or 2(c), or (ii) the Company fails achieve the Performance Objectives during the Performance Period.

(b) Termination Without Cause; Death; Disability. If (i) the Company or a Subsidiary terminates the Participant’s employment without Cause (as hereinafter defined) and other than for Unsatisfactory Performance (as hereinafter defined) or (ii) the Participant’s employment with the Company or a Subsidiary terminates due to the Participant’s death or Disability, the Participant will continue to be entitled to receive a prorated portion of the payment(s) that the Participant would have received pursuant to this Award if the Participant had remained in the continuous employ of the Company or a Subsidiary from the first day of the Performance Period through the Vesting Date, with such prorated portion determined based on the total number of calendar days that the Participant was employed by the Company or a Subsidiary from the first day of the Performance Period until the date of the Participant’s termination of employment as compared to the total number of calendar days in the Performance Period.

(c) Retirement. If the Participant retires as an employee of the Company or a Subsidiary with eighty (80) or more Retirement Credits (as hereinafter defined), the Participant will continue to be entitled to receive the payment(s) that the Participant would have received pursuant to this Award if the Participant had remained in the continuous employ of the Company or a Subsidiary from the first day of the Performance Period through the Vesting Date. For this purpose, the number of Retirement Credits that the Participant has shall equal the sum of (i) the Participant’s age in whole years plus (ii) the Participant’s whole years of employment with the Company or a Subsidiary, in both cases determined as of the date of the Participant’s retirement.

(d) Change in Control.

(i) Subject to Section 2(d)(ii), if a Change in Control occurs during the Performance Period, the Participant shall, in lieu of receiving the Performance Award, become immediately vested in and entitled to receive payment in the amount (the “CiC Closing Payment Amount”) equal to a prorated portion of the Target Award Amount, with such prorated portion determined based on the total number of calendar days that the Participant was employed by the Company or a Subsidiary from the first day of the Performance Period until the date of the Change in Control as compared to the total number of calendar days in the Performance Period. In addition, if the Participant remains in the continuous employ of the Company or a Subsidiary until the Vesting Date, the Participant shall be entitled to receive a payment (the “CiC True-Up Payment”) equal to the amount equal to (x) the greater of the Target Award Amount or the Performance Award that would have been payable to the Participant on the Payment Date but for the application of this Section 2(d) (as determined by the Committee based on actual performance for the Performance Period) minus (y) the CiC Payment Amount, provided that the CiC True-Up Payment shall not be less than zero. The CiC Closing Payment amount shall be paid to the Participant within ten (10) calendar days of following the date on which the Change in Control occurs and the CiC True-Up Payment will be payable to the Participant on the Payment Date.

(ii) If this Award vests pursuant to the terms of a Change in Control Agreement, the terms of the Change in Control Agreement shall control to determine the amount payable to the Participant in respect of this Award; provided, however, that such amount shall be reduced by any amount(s) previously received by the Participant in respect of this Award.

(e) Certain Defined Terms. For purposes of this Section 2:

“Cause” means the Participant’s (i) conviction of, or plea of nolo contendere to, any felony or any crime or offense involving theft, fraud, embezzlement, moral turpitude or similar conduct; (ii) malfeasance in the performance of his or her duties, which shall mean (A) intentional misuse or diversion of assets of the Company or a Subsidiary, (B) theft or embezzlement or (C) fraudulent or willful and material misrepresentations or omissions in any reports or information submitted to the Company or a Subsidiary or any government agency or regulatory authority; (iii) material failure to perform the duties of the Participant’s employment (other than any such failure resulting from incapacity due to physical or mental illness) or material failure to follow or comply with reasonable directives from any other employee of the Company (or Subsidiary) who has direct or indirect supervisory authority over the Participant; (iv) a material violation of the Company’s Business Ethics Guidelines or any other written policies of the Company and its Subsidiaries applicable to the Participant; or (v) a material violation of any federal, state or local laws or regulations.

“Unsatisfactory Performance” means the Participant fails to consistently achieve stated performance goals or the Participant’s performance is materially below the Company’s expectations (other than any such failure resulting from incapacity due to physical or mental illness). The Company (or a Subsidiary) will not terminate the Participant’s employment for “Unsatisfactory Performance” unless the Company (or Subsidiary) has given the Participant written notice of such Unsatisfactory Performance and the Participant fails to cure such performance (to the extent curable) within fifteen (15) calendar days of such written notice.

3. Payment of Performance Award. Except as provided in Section 2(d), payment of the Participant’s earned and vested Performance Award (if any) shall be made in cash on the Payment Date.

4. Clawback/Recovery of Award. This Award shall be subject to recoupment in accordance with the Kirby Corporation Clawback Policy (as the same may be amended or restated from time to time). This Section 4 shall survive and continue in full force in accordance with its terms and the terms of the Plan notwithstanding any termination of the Participant’s employment or the payment of the amount(s) payable to the Participant as provided herein.

5. Transferability. This Award may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, unless otherwise provided under the Plan. Any purported transfer or encumbrance in violation of the provisions of this Section 5 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in this Award or any amount payable pursuant to this Award.

6. General.

(a) The Participant is responsible for any federal, state, local or other taxes with respect to this Award, and the Company does not guarantee any particular tax treatment or results in connection with this Award. The Company and its Subsidiaries will have the right to deduct from any payment under and pursuant to this Award (or any other cash payment to the Participant) any federal, state, local or other taxes which, in the opinion of the Company or an applicable Subsidiary are required to be withheld with respect to this Award. None of the Board, the Committee, the Company or any affiliate of any of the foregoing makes any commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to the Participant (or to any person claiming through or on behalf of the Participant) and shall have no liability or responsibility with respect to taxes (and penalties and interest thereon) imposed on the Participant (or on any person claiming through or on behalf of the Participant) as a result of this Agreement.

(b) Notwithstanding the other provisions hereof, this Agreement is intended to comply with or otherwise be exempt from the requirements of Section 409A of the Code and the regulations and administrative guidance promulgated thereunder (“Section 409A”), to the extent applicable, and this Agreement shall be interpreted to avoid any taxes or penalty sanctions under Section 409A. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with or otherwise be exempt from Section 409A.

(c) Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Subsidiary thereof or shall interfere with or restrict the right of the Company or its shareholders (or of a Subsidiary or its shareholders, as the case may be) to terminate the Participant’s employment or service any time for any reason whatsoever, with or without Cause. The Plan and this Agreement shall not (i) form any part of any contract of employment or contract for services between the Company or any past or present Subsidiary thereof and any directors, officers or employees of those companies, (ii) confer any legal or equitable rights against the Company or any past or present Subsidiary thereof, directly or indirectly, or (iii) give rise to any cause of action in law or in equity against the Company or any past or present Subsidiary thereof.

(d) The Participant hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with tax and other applicable laws and regulations.

(e) Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable under and pursuant to this Award and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts payable, if any, under and pursuant to this Award, as and when payable as provided in this Agreement.

(f) This Agreement may be executed in two counterparts, each of which shall be deemed an original agreement and both of which shall constitute one and the same agreement. The counterparts of this Agreement may be executed and delivered by facsimile or other electronic signature (including portable document format) by either of the parties and the receiving party may rely on the receipt of such document so executed and delivered electronically or by facsimile as if the original had been received.

(g) Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Participant understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third-party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. The Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.

(h) The Participant hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Participant understands that, unless earlier revoked by the Participant by giving written notice to the General Counsel of the Company, this consent shall be effective for the duration of the Agreement. The Participant also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Participant consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

(i) Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

(j) Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Participant. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect in a material way the rights of the Participant under this Agreement without the Participant’s consent unless the Committee determines, in good faith, that such amendment is required for the

Agreement to either be exempt from the application of, or comply with, the requirements of Section 409A, or as otherwise may be provided in the Plan.

(k) The terms of this Award shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Date of Grant.

KIRBY CORPORATION

By:
Name:
Title:

The Participant acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions of the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee on any questions arising under the Plan.

________________________________________

Participant

Signature Page to Long-Term Performance Award Agreement

EXHIBIT A

PERFORMANCE OBJECTIVES

Performance Period: Three years commencing January 1, 2025

Performance Objectives: Achievement of budgeted EBITDA and Return on Total Capital for the Company, in each case on a cumulative basis for the Performance Period, with the two factors weighted equally.

Budgeted EBITDA and Return on Total Capital each be determined as provided in the Company’s annual incentive bonus plan and based on the budget for the Company for each calendar year during the Performance Period, as approved by the Board of Directors of the Company.

Performance Award Opportunity:

The percentage of the Target Award Amount earned by the Participant will be determined as follows:

Performance Metric	Weighting	Below Threshold (0% of Payout)	Threshold (20% Payout)	Target (100% Payout)	Maximum (200% Payout)
Budgeted EBITDA	50%	Less than 70% of Cumulative Budgeted EBITDA	70% of Cumulative Budgeted EBITDA	100% of Cumulative Budgeted EBITDA	130% of Cumulative Budgeted EBITDA
Budgeted Return on Total Capital	50%	Less than 70% of Cumulative Budgeted Return on Total Capital	70% of Cumulative Budgeted Return on Total Capital	100% of Cumulative Budgeted Return on Total Capital	130% of Cumulative Budgeted Return on Total Capital

**If actual performance of any performance metric falls between Threshold and Target or between Target and Maximum, the payout percentage for that performance metric will determined by straight-line interpolation.

Exhibit A to Long-Term Performance Award Agreement